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                                                                    EXHIBIT 99.1

                                 FORM OF PROXY
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PROXY                                                                      PROXY


                             INTIRION CORPORATION

   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON __________, 1998

     The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Robert P. Bennett and Scott F. McDermott, and each of them, attorney or attorneys of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of Intirion Corporation (the "Company"), to be held at the Company's headquarters located at Ten Walpole Park South, Walpole, Massachusetts on __________, 1998 at 10:00 a.m. and any adjourned or postponed sessions thereof, and to vote and act upon the following matters in respect of all shares of stock of the Company that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the meeting or at any adjourned or postponed sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned is not the registered direct holder of his or her shares, the undersigned must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy must be signed by the undersigned in every such capacity as well as individually.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
        DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS
                MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL 1.

  This proxy is solicited on behalf of the Board of Directors of the Company.

               PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN
                        PROMPTLY IN ENCLOSED ENVELOPE.

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DETACH CARD                                                          DETACH CARD

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                             INTIRION CORPORATION

Dear Stockholder:

     Please take note of the important information enclosed with this Proxy Ballot. You are encouraged to read carefully the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Special Meeting of Stockholders on__________, 1998.

     Thank you in advance for your prompt consideration of these matters.

                                    Sincerely,


                                    Intirion Corporation


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                                                PLEASE MARK
                                                YOUR VOTES AS        /X/
                                                INDICATED IN
                                                THIS EXAMPLE

Please sign this Proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and, where more than one name appears, a majority must sign. If a corporation, this signature should be that of any authorized officer, who should state his or her title.

1.  To adopt and approve the Agreement and         FOR      AGAINST    ABSTAIN
    Plan of Merger, dated as of December 22,
    1997, by and among Mac-Gray Corporation,       / /        / /        / /
    MI Acquisition Corp., Intirion Corporation and Robert P. Bennett.

                                                   IN THEIR DISCRETION, THE
                                                   PROXIES ARE AUTHORIZED TO
                                                   VOTE UPON SUCH OTHER BUSINESS
                                                   AS MAY PROPERLY COME BEFORE
                                                   THE SPECIAL MEETING OR ANY
                                                   ADJOURNMENTS OR POSTPONEMENTS
                                                   THEREOF. A VOTE FOR PROPOSAL
                                                   1 IS RECOMMENDED BY THE BOARD
                                                   OF DIRECTORS. RECORD DATE
                                                   SHARES:

SIGNATURE___________________ DATE________  SIGNATURE_______________ DATE________

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